UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 6, 2006

AGCO CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12930	58-1960019
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4205 River Green Parkway, Duluth, Georgia		30096
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(770)813-9200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 2.02 Results of Operations and Financial Condition.

On October 6, 2006 AGCO Corporation issued a news release announcing revised estimates for fiscal year 2006 and third quarter 2006 financial performance and a conference call scheduled for Friday, October 6, 2006 at 10:00 a.m. Eastern Time to discuss these revisions. A copy of the news release is attached as Exhibit 99.1.

In the news release, AGCO uses non-GAAP financial measures. For purposes of SEC Regulation G, a "non-GAAP financial measure" is a numerical measure of a registrant's historical or future performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet, or statement of cash flows of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Non-GAAP financial measures should not be considered as alternatives to operating income, net income and earnings per share as computed under GAAP for the applicable period. AGCO considers operating income, net income and earnings per share to be the most comparable GAAP financial measures, and AGCO has included, as part of the news release, a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measure.

AGCO uses earnings per share amounts that have been adjusted to exclude restructuring and other infrequent expenses. Restructuring and other infrequent expenses occur regularly in AGCO's business, but vary in size and frequency. AGCO believes that the adjusted amounts provide investors useful information because the expenses that are excluded relate to events that resulted in a significant impact during the quarter, but will recur only in varied amounts and with unpredictable frequency. Management also uses these amounts to compare performance to budget.

Lastly, AGCO's management historically has focused on the generation of cash flow in order to reduce indebtedness and for other corporate purposes. Management uses free cash flow to assess its performance in this area. AGCO believes that free cash flow provides a meaningful measure to investors that, unlike cash flow from operations, provides investors a more complete picture of cash generation, as it includes the impact of capital expenditures.

The information in this Report and the Exhibits shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing of AGCO under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed with this report.

99.1 News release dated October 6, 2006.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGCO CORPORATION

October 6, 2006	By:	Andrew H. Beck

Name: Andrew H. Beck
Title: Senior Vice President and Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	News release dated October 6, 2006.